UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2021

IGNYTE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39951	85-2448157
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

640 Fifth Avenue, 4th Floor
New York, NY 10019
(Address of Principal Executive Offices) (Zip Code)

(212) 409-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange on
Title of each class	Symbol(s)	which registered
Units, each consisting of one share of common stock and one-half	IGNYU	The Nasdaq Stock Market
of one redeemable warrant		LLC
Common stock, par value $0.0001 per share	IGNY	The Nasdaq Stock Market
LLC
Redeemable warrants, each whole warrant exercisable for one share	IGNYW	The Nasdaq Stock Market
of common stock at an exercise price of $11.50 per share		LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 10, 2021, Ignyte Acquisition Corp. (the “Company”) announced that holders of the Company’s units will be able to separately trade the shares of common stock and warrants included in such units commencing on or about March 12, 2021. The common stock and warrants will be listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “IGNY” and “IGNYW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Units not separated will continue to be listed on the Nasdaq under the symbol “IGNYU.” A Copy of the Company’s press release announcing the foregoing is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release dated March 10, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2021

IGNYTE ACQUISITION CORP.

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Co-Chief Executive Officer